CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A and to the use of our report dated February 20, 2024 on the financial statements and financial highlights of Midas Fund and Midas Magic, each a series of the Midas Series Trust.  Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
April 29, 2024